Contact: Kleyton Parkhurst, SVP
ePlus inc.
investors@eplus.com
703-984-8150

ePlus Reports Second Quarter Financial Results
Earnings Conference Call Scheduled for November 6

HERNDON, VA – November 5, 2012 – ePlus inc. (Nasdaq NGM: PLUS – news), a leading provider of technology solutions, today announced financial results for its second quarter of fiscal year 2013, which ended September 30, 2012. Total revenues for the quarter increased 27.7% to $260.1 million compared to $203.7 million in the quarter ended September 30, 2011.  Net earnings increased 42.0% to $10.0 million in the second quarter fiscal 2013, as compared to $7.1 million in the prior year.  Fully diluted earnings per share increased 49.4% to $1.27 per share compared to $0.85 per share in the prior period.

For the six months ended September 30, 2012, total revenue increased 31.9% to $504.8 million, and total costs and expenses increased 30.2% to $474.3 million. Net earnings were $18.1 million for the six months or $2.29 per diluted share, an increase of 68.1%, as compared to $10.8 million, or $1.28 per diluted share, during the six months ended September 30, 2011.

“We are very pleased with our financial results for the quarter,” stated Phillip G. Norton, chairman, president, and CEO of ePlus.  “We continue to see large enterprise customers show interest in our advanced technology solutions.  Our focus on building technology solutions for the cloud, data center, collaboration, managed services, and security are helping to drive revenue and maintain our gross margin, which was 18.0% as compared to 18.1% the prior year. Moreover, the investments we have made in our business, including geographic expansion into new markets and acquisitions, helped us achieve great results in the quarter.”

As of September 30, 2012, the Company had $45.9 million of cash and investments, as compared to $41.2 million on March 31, 2012.  As of September 30, 2012, the Company had total shareholders’ equity of $238.7 million and 8.1 million shares outstanding, as compared to $219.6 million and 8.0 million shares, respectively, as of March 31, 2012.

Results of Operations

The company presents its financial results in two segments, the technology sales business segment and the financing business segment.  The technology sales business segment sells information technology equipment, software, and related services primarily to corporate customers on a nationwide basis, and also provides Internet-based business-to-business supply chain management solutions for information technology and other operating resources. The financing business segment offers lease-financing solutions to corporations and governmental entities nationwide.

Technology Sales Business Segment

•
Total revenues increased 28.7% to $251.8 million compared to $195.6 million in the quarter ended September 30, 2011.  The increase in revenues was due to increases in customer demand, particularly from Fortune 100 companies, and the result of past investments made to expand product and service offerings and the Company’s geographical footprint.

•
Total costs and expenses were $236.9 million compared to $186.4 million in the same quarter last year, an increase of 27.1%.  The increase in costs and expenses was primarily driven by increases in cost of sales, products and services, which was consistent with the increase in sales of products and services.  In addition, salaries and benefits increased as a result of investments in sales and support personnel and strategic acquisitions.

•
Gross margin on sales of products and services was 18.0% and 18.1% during the quarters ended September 30, 2012 and 2011, respectively, and 17.0% for the quarter ended June 30, 2012.  The year over year change in gross margin was primarily affected by the amount of vendor incentives earned during the period.  The sequential change in gross margin was due to higher sales of third-party software assurance, maintenance, and services during the second quarter of fiscal year 2013, which are presented on a net basis.

•	Segment earnings before tax increased $5.7 million to $14.9 million.

Financing Business Segment

•	Total revenues increased to $8.3 million compared to $8.0 million in the same quarter last year.

•
Total costs and expenses increased $0.8 million, or 15.8%, to $6.2 million, due to increases in depreciation expense for equipment under operating leases due to increased investment in operating leases--net, and general and administrative expenses.

•	Segment earnings before tax were $2.0 million compared to $2.6 million for the same quarter prior year.

Restatement

On May 31, 2012, the Company announced that it would restate its consolidated financial statements for the fiscal years ended March 31, 2010 and 2011, and the quarterly financial statements for the three quarters ended June 30, September 30, and December 31, 2011, and all of the quarters in the fiscal year ended March 31, 2011.  The restatement had no effect on the Company’s previously reported earnings, earnings per share, or consolidated statements of cash flows.  The restated results for the three and six months ended September 31, 2011 are presented in this release.  A more detailed description of the restatement was included in the annual report on Form 10-K for the fiscal year ended March 31, 2012 filed with the Securities and Exchange Commission.

Conference Call Information

The Company will host a conference call on Tuesday, November 6 at 2:00 p.m. Eastern Time to review and discuss the Company’s results for the second quarter of fiscal year 2013.  The call can be accessed live over the phone by dialing (877) 870-9226, or for international callers, (973) 890-8320. Passcode 55008397. A live webcast will be available via the Company’s investor relations Web site at http://www.eplus.com/investors.

A replay will be available shortly after the call and can be accessed by dialing (855) 859-2056, or for international callers, (404) 537-3406.  Passcode 55008397.  The replay will be available until November 13, 2012, and the webcast will also remain available for replay via the Company’s investor relations page of its Web site.

About ePlus inc.

ePlus is a leading provider of technology solutions.  ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, managed and professional services, flexible lease financing, proprietary software, and patented business methods and systems.  Founded in 1990, ePlus has more than 825 associates serving federal, state, municipal, and commercial customers nationally.  The Company is headquartered in Herndon, VA.  For more information, visit http://www.eplus.com/, call 888-482-1122, or email info@eplus.com.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.

Forward-Looking Statements

Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, possible adverse effects resulting from financial market disruption and general slowdown of the U.S. economy such as our current and potential customers’ delaying or reducing technology purchases, increasing credit risk associated with our customers and vendors, reduction of vendor incentive programs, the possibility of additional goodwill impairment charges, and restrictions on our access to capital necessary to fund our operations; our ability to design, improve or remediate, as necessary, internal controls to address identified issues; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to adapt to changes in the IT industry and/or rapid change in product standards; our ability to hire and retain sufficient personnel; our ability to realize our investment in leased equipment; our ability to protect our intellectual property; our ability to consummate and integrate acquisitions; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to reserve adequately for credit losses; the impact of competition in our markets; the possibility of defects in our products or catalog content data; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30, 2012	As of March 31, 2012
ASSETS	(amounts in thousands)

Cash and cash equivalents	$43,935	$33,778
Short-term investments	1,970	7,396
Accounts receivable—net	194,344	174,599
Notes receivable—net	18,148	24,337
Inventories—net	15,783	23,514
Investment in leases and leased equipment—net	112,380	115,974
Property and equipment—net	2,040	2,086
Other assets	23,407	23,560
Goodwill	28,787	28,444
TOTAL ASSETS	$440,794	$433,688

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Accounts payable—equipment	$8,066	$17,268
Accounts payable—trade	24,650	26,719
Accounts payable—floor plan	84,366	85,911
Salaries and commissions payable	9,673	9,500
Accrued expenses and other liabilities	34,833	40,822
Recourse notes payable	1,682	1,727
Non-recourse notes payable	33,020	26,328
Deferred tax liability	5,786	5,786
Total Liabilities	$202,076	$214,061

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 25,000,000 shares authorized; 12,820,478 issued and 8,079,919 outstanding at September 30, 2012 and 12,692,224 issued and 7,999,895 outstanding at March 31, 2012	128	127
Additional paid-in capital	96,056	93,545
Treasury stock, at cost, 4,740,559 and 4,692,329 shares, respectively	(66,973)	(65,416)
Retained earnings	209,001	190,906
Accumulated other comprehensive income—foreign currency translation adjustment	506	465
Total Stockholders' Equity	238,718	219,627
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$440,794	$433,688

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011 As restated	2012	2011 As restated
	(amounts in thousands, except shares and per share data)

Sales of product and services	$250,178	$193,493	$484,460	$362,814
Financing revenue	7,413	7,305	15,313	14,739
Fee and other income	2,460	2,857	5,002	5,001

TOTAL REVENUES	260,051	203,655	504,775	382,554

COSTS AND EXPENSES

Cost of sales, product and services	205,199	158,429	399,590	299,103
Direct lease costs	2,461	2,078	4,704	4,174
	207,660	160,507	404,294	303,277

Professional and other fees	2,707	2,355	5,820	4,780
Salaries and benefits	26,919	24,090	53,273	47,096
General and administrative expenses	5,411	4,507	10,066	8,540
Interest and financing costs	446	348	851	730
	35,483	31,300	70,010	61,146

TOTAL COSTS AND EXPENSES	243,143	191,807	474,304	364,423

EARNINGS BEFORE PROVISION FOR INCOME TAXES	16,908	11,848	30,471	18,131

PROVISION FOR INCOME TAXES	6,875	4,784	12,376	7,364

NET EARNINGS	$10,033	$7,064	$18,095	$10,767

NET EARNINGS PER COMMON SHARE—BASIC	$1.29	$0.87	$2.34	$1.31
NET EARNINGS PER COMMON SHARE—DILUTED	$1.27	$0.85	$2.29	$1.28

WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	7,770,206	8,153,495	7,745,506	8,230,022
WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	7,920,927	8,327,748	7,912,818	8,422,099

ePlus inc. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS BY SEGMENT

	Three months ended September 30,
	2012		2011
	Technology Sales Business Segment	Financing Business Segment	Technology Sales Business Segment	Financing Business Segment
	(amounts in thousands)
Sales of product and services	$250,178	$ -	$193,493	$ -
Financing revenue	-	7,413	-	7,305
Fee and other income	1,591	869	2,128	729
TOTAL REVENUE	251,769	8,282	195,621	8,034

Cost of sales, product and services	205,199	-	158,429	-
Direct lease costs	-	2,461	-	2,078
Professional and other fees	2,260	447	1,986	369
Salaries and benefits	24,414	2,505	21,717	2,373
General and administrative expenses	5,011	400	4,267	240
Interest and financing costs	21	425	19	329
TOTAL COSTS AND EXPENSES	236,905	6,238	186,418	5,389

EARNINGS BEFORE PROVISION FOR INCOME TAXES	$14,864	$2,044	$9,203	$2,645

	Six months ended September 30,
	2012		2011
	Technology Sales Business Segment	Financing Business Segment	Technology Sales Business Segment	Financing Business Segment
	(amounts in thousands)
Sales of product and services	$484,460	$ -	$362,814	$ -
Financing revenues	-	15,313	-	14,739
Fee and other income	3,593	1,409	4,037	964
TOTAL REVENUES	488,053	16,722	366,851	15,703

Cost of sales, product and services	399,590	-	299,103	-
Direct lease costs	-	4,704	-	4,174
Professional and other fees	4,763	1,057	4,060	720
Salaries and benefits	48,496	4,777	42,379	4,717
General and administrative expenses	9,450	616	8,034	506
Interest and financing costs	52	799	39	691
TOTAL COSTS AND EXPENSES	462,351	11,953	353,615	10,808

EARNINGS BEFORE PROVISION FOR INCOME TAXES	$25,702	$4,769	$13,236	$4,895